As filed with the Securities and Exchange
Commission on June 14, 2004                           Registration No. 333-
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        Under the Securities Act of 1933

                                 ---------------

                                  CLARCOR INC.
             (Exact Name of Registrant as Specified in Its Charter)

          DELAWARE                                             36-0922490
(State or Other Jurisdiction                                (I.R.S. Employer
      of Incorporation)                                   Identification No.)

                                2323 SIXTH STREET
                                  P.O. BOX 7007
                            ROCKFORD, ILLINOIS 61125
                     (Address of Principal Executive Office)

                                 ---------------

                               CLARCOR 401(K) PLAN
                            (Full Title of the Plan)

                                 ---------------

                                  DAVID J. BOYD
                         VICE PRESIDENT, GENERAL COUNSEL
                             AND CORPORATE SECRETARY
                                  CLARCOR INC.
                                2323 SIXTH STREET
                                  P.O. BOX 7007
                            ROCKFORD, ILLINOIS 61125
                     (Name and Address of Agent For Service)

                                 (815) 961-5686
          (Telephone Number, Including Area Code, of Agent For Service)

                                    copy to:
                                 ROBERT F. SIMON
                     VEDDER, PRICE, KAUFMAN & KAMMHOLZ, P.C.
                            222 NORTH LASALLE STREET
                             CHICAGO, ILLINOIS 60601

                                 ---------------

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                                 PROPOSED MAXIMUM        PROPOSED MAXIMUM
        TITLE OF EACH CLASS OF              AMOUNT TO BE          OFFERING PRICE            AGGREGATE               AMOUNT OF
      SECURITIES TO BE REGISTERED       REGISTERED(1)(2)(3)        PER SHARE(4)         OFFERING PRICE(4)       REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $1.00 par value per
   share (including preferred stock
   purchase rights).................         300,000                $  43.70              $ 13,110,000           $  1,661.04
===================================================================================================================================

(1) Preferred stock purchase rights are initially carried and traded with the common stock of CLARCOR Inc. Value attributable to such preferred stock purchase rights, if any, is reflected in the market value of the Common Stock.
(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(3) This Registration Statement also covers any additional shares of CLARCOR Inc. Common Stock that may be offered or issued under the CLARCOR 401(k) Plan as a result of any stock dividends, stock splits, recapitalizations or any similar transactions.
(4) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) based on the average of the high and low sales prices of CLARCOR Inc. Common Stock as reported on the New York Stock Exchange on June 10, 2004.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The document containing the information required by Part I of Form S-8 will be sent or given to those persons participating in the CLARCOR 401(k) Plan (the "Plan") as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act and are not required to be filed with the Securities and Exchange Commission (the "Commission") as part of the Registration Statement or as an exhibit.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by the Registrant with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated by reference into this Registration Statement:

         (a) Annual Report on Form 10-K filed by the Registrant with the Commission on February 18, 2004 for the fiscal year ended November 29, 2003 (File No. 001-11024);

         (b) Quarterly Report on Form 10-Q filed by the Registrant with the Commission on March 19, 2004 for the quarter ended February 28, 2004 (File No. 001-11024);

         (c) Current Report on Form 8-K filed by the Registrant with the Commission on March 19, 2004, (File No. 001-11024);

         (d) The Company's description of its Common Stock, as set forth in the Company's Registration Statement on Form 8-A filed with the Commission on March 2, 1992 (File No. 001-11024), as amended by the Registrant's Amendment No. 1 thereto filed with the Commission on March 4, 1992 (File No. 001-11024), including any amendment or report filed for the purpose of updating such description; and

         (e) The Company's description of its Preferred Stock Purchase Rights, as set forth in the Registrant's Registration Statement on Form 8-A filed with the Commission on April 3, 1996 (File No. 001-11024), as amended by the Registrant's Registration Statement on Form 8-A/A filed with the Commission on March 29, 1999 (File No. 001-11024), including any further amendment or report filed for the purpose of updating such description.

         All other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment indicating that all securities offered under this Registration Statement have been sold, or deregistering all securities then remaining unsold, are also incorporated by reference and shall be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superceded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supercedes such statement. Any such statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law (the "DGCL") permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and unreasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjusted liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

          The Second Restated Certificate of Incorporation of the Company provides indemnification for directors, officers, employees and agents to the extent permitted by the DGCL, eliminates to the extent permitted by the law the personal liability of directors for monetary damages to the Company and its stockholders and permits the Company to insure its directors, officers, employees and agents against certain liabilities as to which they may not be indemnified under the DGCL.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

EXHIBIT
NUMBER          DESCRIPTION
-------         -----------

   4.1          Second Restated Certificate of Incorporation. Filed as Exhibit
                3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended November 30, 1998 (File No. 001-11024) and incorporated herein by reference.

   4.2 By-Laws, as amended. Filed as Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended November 30, 1991 (File No. 001-11024) and incorporated herein by reference.

   4.3 Stockholders Rights Agreement, dated as of March 28, 1996 between the Company and First Chicago Trust Company of New York. Filed on April 3, 1996 as Exhibit 4 to the Company's Current Report on Form 8-K (File No. 001-11024) and incorporated herein by reference.

   4.4 First Amendment to Stockholders Rights Agreement, dated as of March 23, 1999. Filed on March 29, 1999 as Exhibit 4 to the Company's Current Report on Form 8-K (File No. 001-11024) and incorporated herein by reference.

   4.5          CLARCOR 401(k) Plan.*

EXHIBIT
NUMBER          DESCRIPTION
-------         -----------

   5.1          Opinion of David J. Boyd.*

  23.1          Consent of PricewaterhouseCoopers LLP.*

  23.4          Consent of David J. Boyd (included in Exhibit 5.1).

  24.1          Power of Attorney (included on the attached signature page).

------------------
*  Filed herewith.

         To the extent required, the Registrant hereby undertakes that it will submit or has submitted the Plans and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

ITEM 9.  UNDERTAKINGS

         (a)      The undersigned Registrant hereby undertakes:

                           (1) To file, during any period in which offers or
                  sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                           (2) That, for the purpose of determining any
                  liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a
                  post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                            [SIGNATURE PAGES FOLLOW]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockford, State of Illinois, on this 14th day of June, 2004.

                                           CLARCOR INC.


                                           By: /s/ Norman E. Johnson
                                               ---------------------
                                               Norman E. Johnson
                                               Chairman, President and
                                               Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David J. Boyd and David J. Lindsay, and each of them, as true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirement of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the date indicated.

                 NAME                                    TITLE                               DATE
                 ----                                    -----                               ----
/s/ Norman E. Johnson                    Chairman, President and Chief                  June 14, 2004
---------------------------              Executive Officer (principal
Norman E. Johnson                              executive officer)

/s/ Bruce A. Klein                      Vice President Finance and Chief                June 14, 2004
---------------------------               Financial Officer (principal
Bruce A. Klein                                   financial officer)

/s/ Marcia S. Blaylock                   Vice President, Controller and Chief           June 14, 2004
---------------------------                  Accounting Officer (principal
Marcia S. Blaylock                               accounting officer)

/s/ Paul Donovan                                       Director                         June 14, 2004
---------------------------
Paul Donovan

                 NAME                                    TITLE                               DATE
                 ----                                    -----                               ----
/s/ Robert H. Jenkins                                  Director                         June 14, 2004
---------------------------
Robert H. Jenkins

/s/ Phillip R. Lochner, Jr.                            Director                         June 14, 2004
---------------------------
Phillip R. Lochner, Jr.

/s/ Roseann Stevens                                    Director                         June 14, 2004
-------------------------
Roseann Stevens

/s/ J. Marc Adam                                       Director                         June 14, 2004
-------------------------
J. Marc Adam

/s/ James L. Packard                                   Director                         June 14, 2004
-------------------------
James L. Packard

/s/ Keith E. Wandell                                   Director                         June 14, 2004
-------------------------
Keith E. Wandell

/s/ Robert J. Burgstahler                              Director                         June 14, 2004
-------------------------
Robert J. Burgstahler

         Pursuant to the requirements of the Securities Act of 1933, the CLARCOR 401(k) Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockford, State of Illinois on this 14th day of June 2004.

                                        CLARCOR 401(k) PLAN


                                        By: /s/ BRUCE A. KLEIN
                                            ------------------------------------
                                        Name: Bruce A. Klein
                                        Member of CLARCOR 401(k) Plan Committee,
                                        as Plan Administrator



                                        By: /s/ DAVID J. LINDSAY
                                            ------------------------------------
                                        Name: David J. Lindsay
                                        Member of CLARCOR 401(k) Plan Committee,
                                        as Plan Administrator

                                  EXHIBIT INDEX

EXHIBIT
NUMBER          DESCRIPTION
-------         -----------

   4.1          Second Restated Certificate of Incorporation. Filed as Exhibit
                3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended November 30, 1998 (File No. 001-11024) and incorporated herein by reference.

   4.2 By-Laws, as amended. Filed as Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended November 30, 1991 (File No. 001-11024) and incorporated herein by reference.

   4.3 Stockholders Rights Agreement, dated as of March 28, 1996 between the Company and First Chicago Trust Company of New York. Filed on April 3, 1996 as Exhibit 4 to the Company's Current Report on Form 8-K (File No. 001-11024) and incorporated herein by reference.

   4.4 First Amendment to Stockholders Rights Agreement, dated as of March 23, 1999. Filed on March 29, 1999 as Exhibit 4 to the Company's Current Report on Form 8-K (File No. 001-11024) and incorporated herein by reference.

   4.5          CLARCOR 401(k) Plan.*

   5.1          Opinion of David J. Boyd.*

  23.1          Consent of PricewaterhouseCoopers LLP.*

  23.4          Consent of David J. Boyd (included in Exhibit 5.1).

  24.1          Power of Attorney (included on the attached signature page).

------------------
*  Filed herewith.